Morgan Stanley Insured Municipal Securities
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts


  Nassau                                                             UBS Paine
  County                                                               Webber
 Interim                                                                Inc,
 Finance                                                              Goldman
Authority,  05/16/     -     $103.5 $514,475  3,000,   0.58%   2.46   Sachs &
 a Public     03               1      ,000      000             %       Co,
 Benefit                     Variou                                  Citigroup,
Corporatio                     s                                       Morgan
 n of the                                                             Stanley,
 State of                                                             MR Beal
New York,                                                             Company,
  Series                                                               First
2003 Bonds                                                             Albany
                                                                     Corporatio
                                                                     n, Merrill
                                                                      Lynch &
                                                                        Co,
                                                                     Ramirez &
                                                                      Co Inc,
                                                                      RBC Dain
                                                                      Rauscher
                                                                      Inc and
                                                                     Roosevelt
                                                                      & Cross
                                                                     Incorporat
                                                                         ed


  South
 Carolina                                                             Goldman
  Public                     $105.7                                   Sachs &
 Service    05/23/     -       6    $335,030  2,000,   0.60%   1.64   Co, Bear
Authority,    03             Variou   ,000      000             %    Stearns &
 Revenue                       s                                      Co Inc,
Obligation                                                           Citigroup
  s 2003                                                             and Morgan
Refunding                                                             Stanley
 Series A